EXHIBIT 99.1

II-VI Incorporated Reports Fiscal 2016 First Quarter Earnings;

Achieves 9.1% Return on Sales on Revenues of $189M

  FY16 Cash Flows From Operations Surpassed $22 Million in the First Quarter
  FY16 Diluted EPS of $0.27 Increased 35% Compared to First Quarter FY15

PITTSBURGH, Oct. 27, 2015 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its first fiscal quarter ended September 30, 2015.

Francis J. Kramer, Chairman and Chief Executive Officer said, "We started our new fiscal year with a very good first quarter. Component sales into the optical communications market led the growth in margins, and all businesses contributed to our earnings growth. We had one of our best fiscal year starts in generating cash flow from operations. We continued to pay down debt and are now in a net cash position. We think this performance lays a solid foundation for progress this year."

Table 1
$ Millions, except per share amounts and %
(Unaudited)

	Three Months Ended			% Increase (Decrease) from

	Sept 30, 2015	June 30, 2015	Sept 30, 2014	June 30, 2015	Sept 30, 2014

Bookings (1)	$ 187.2	$ 197.5	$ 181.7	(5%)	3%
Revenues	$ 189.2	$ 196.7	$ 185.8	(4%)	2%
Operating income	$ 21.8	$ 23.2	$ 19.4	(6%)	12%
Net earnings	$ 17.2	$ 17.1	$ 12.3	1%	40%
Diluted earnings per share	$ 0.27	$ 0.27	$ 0.20	0%	35%

Other Selected Financial Metrics
Gross margin	37.6%	38.1%	36.5%	(50 bps)	110 bps
Operating margin	11.5%	11.8%	10.4%	(30 bps)	110 bps
EBITDA margin (2)	19.1%	18.9%	16.8%	20 bps	230 bps
Return on sales	9.1%	8.7%	6.6%	40 bps	250 bps

(1) Bookings are orders the Company expects to convert to revenues within the next twelve months.
(2) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting certain non-GAAP financial measures in this release. Investors should consider non-GAAP adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached schedules for the applicable GAAP to non-GAAP reconciliations.

Outlook

For the second fiscal quarter ending December 31, 2015, the Company currently forecasts revenues to range from $180 million to $192 million and diluted earnings per share to range from $0.21-$0.26 at prevailing exchange rates. Comparable results for the quarter ended December 31, 2014 were revenues of $176.8 million and $0.35 diluted earnings per share including $0.11 per share on a one time settlement related to certain payment obligations. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Bookings, Revenues, Operating Income and Margins
$ Millions, except %
(Unaudited)
	Three Months Ended			% Increase (Decrease) from

	Sept 30, 2015	June 30, 2015	Sept 30, 2014	June 30, 2015	Sept 30, 2014

Bookings:
II-VI Laser Solutions	$ 69.1	$ 74.5	$ 70.0	(7%)	(1%)
II-VI Photonics	65.2	78.5	66.3	(17%)	(2%)
II-VI Performance Products	52.9	44.5	45.4	19%	17%
Total Bookings	$ 187.2	$ 197.5	$ 181.7	(5%)	3%

Revenues:
II-VI Laser Solutions	$ 71.6	$ 74.1	$ 72.8	(3%)	(2%)
II-VI Photonics	71.9	72.0	63.6	0%	13%
II-VI Performance Products	45.7	50.6	49.4	(10%)	(7%)
Total Revenues	$ 189.2	$ 196.7	$ 185.8	(4%)	2%

Operating Income:
II-VI Laser Solutions	$ 12.2	$ 15.8	$ 12.9	(23%)	(5%)
II-VI Photonics	6.3	4.1	2.1	54%	200%
II-VI Performance Products	3.3	3.3	4.4	0%	(25%)
Total Operating Income	$ 21.8	$ 23.2	$ 19.4	(6%)	12%

Operating Margin:
II-VI Laser Solutions	17.0%	21.3%	17.7%	(430 bps)	(70 bps)
II-VI Photonics	8.8%	5.7%	3.3%	310 bps	550 bps
II-VI Performance Products	7.2%	6.5%	8.9%	70 bps	(170 bps)
Total Operating Margin	11.5%	11.8%	10.4%	(30 bps)	110 bps

Table 3 is a reconciliation of Operating Income reported in this press release to reported Net Earnings.

Table 3
Reconciliation of Operating Income to Net Earnings
$ Millions
(Unaudited)	Three Months Ended

	Sept 30, 2015	June 30, 2015	Sept 30, 2014

Operating income	$ 21.8	$ 23.2	$ 19.4
Interest expense	0.6	0.8	1.2
Other expense (income), net	(1.0)	(0.1)	1.7
Income taxes	5.0	5.4	4.2
Net Earnings	$ 17.2	$ 17.1	$ 12.3

Table 4 is a reconciliation of Operating Income reported in this press release to reported EBITDA.

Table 4
Reconciliation of Operating Income to EBITDA
$ Millions
(Unaudited)	Three Months Ended

	Sept 30, 2015	June 30, 2015	Sept 30, 2014

Operating income	$ 21.8	$ 23.2	$ 19.4
Depreciation and amortization	13.3	13.9	13.6
Other income (expense)	1.0	0.1	(1.7)
EBITDA	$ 36.1	$ 37.2	$ 31.3

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 5
Reconciliation of EBITDA to Net Earnings
$ Millions
(Unaudited)	Three Months Ended

	Sept 30, 2015	June 30, 2015	Sept 30, 2014

EBITDA	$ 36.1	$ 37.2	$ 31.3
Interest expense	0.6	0.8	1.2
Depreciation and amortization	13.3	13.9	13.6
Income taxes	5.0	5.4	4.2
Net Earnings	$ 17.2	$ 17.1	$ 12.3

Table 6 is a table of other selected financial information.

Other Selected Financial Information from Continuing Operations
$ Millions, except share information
(Unaudited)	Three Months Ended

	Sept 30, 2015	June 30, 2015	Sept 30, 2014

Cash paid for capital expenditures	$ 9.4	$ 12.1	$ 21.5
Net payments on indebtedness	$ (13.5)	$ (12.0)	$ (5.0)
Share-based compensation expense, pre-tax	$ 4.0	$ 2.8	$ 3.6
Cash paid for shares repurchased through the Company's share repurchase program	$ 5.9	$ --	$ 5.1
Shares repurchased through the Company's share repurchase program	355,338	--	481,195
Average diluted shares outstanding	62,728,932	62,767,763	62,788,650

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 27, 2015 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/porlzd9. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers' success.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Revenues
Net sales:
Domestic	$ 70,751	$ 75,233	$ 61,981
International	118,456	121,450	123,852
Total Revenues	189,207	196,683	185,833

Costs, Expenses & Other Expense (Income)
Cost of goods sold	118,018	121,687	117,974
Internal research and development	13,151	12,598	12,943
Selling, general and administrative	36,310	39,185	35,520
Interest expense	649	777	1,204
Other expense (income), net	(1,057)	(97)	1,682
Total Costs, Expenses, & Other Expense (Income)	167,071	174,150	169,323

Earnings Before Income Taxes	22,136	22,533	16,510

Income Taxes	4,922	5,464	4,208

Net Earnings	$ 17,214	$ 17,069	$ 12,302

Diluted Earnings Per Share:	$ 0.27	$ 0.27	$ 0.20

Basic Earnings Per Share:	$ 0.28	$ 0.28	$ 0.20

Average Shares Outstanding - Diluted	62,729	62,768	62,789
Average Shares Outstanding - Basic	61,223	61,154	61,508

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	September 30, 2015	June 30, 2015
Assets
Current Assets
Cash and cash equivalents	$ 163,779	$ 173,634
Accounts receivable	133,305	140,772
Inventories	167,266	164,388
Deferred income taxes	13,141	13,260
Prepaid and refundable income taxes	7,532	6,881
Prepaid and other current assets	12,130	14,033
Total Current Assets	497,153	512,968
Property, plant & equipment, net	201,001	203,812
Goodwill	194,594	195,894
Other intangible assets, net	119,097	122,462
Investment	12,178	11,914
Deferred income taxes	1,013	2,210
Other assets	8,990	8,904
Total Assets	$ 1,034,026	$ 1,058,164

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$ 20,000	$ 20,000
Accounts payable	39,357	45,275
Accruals and other current liabilities	65,441	73,881
Total Current Liabilities	124,798	139,156
Long-term debt	142,493	155,957
Deferred income taxes	5,565	7,105
Other liabilities	26,409	26,865
Total Liabilities	299,265	329,083
Total Shareholders' Equity	734,761	729,081
Total Liabilities and Shareholders' Equity	$ 1,034,026	$ 1,058,164

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Three Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities
Net cash provided by operating activities	$ 22,179	$ 856

Cash Flows from Investing Activities
Additions to property, plant and equipment	(9,424)	(21,530)
Other investing activities	25	--
Net cash used in investing activities	(9,399)	(21,530)

Cash Flows from Financing Activities
Proceeds from borrowings	4,000	--
Payments on borrowings	(17,500)	(5,000)
Purchases of treasury stock	(5,884)	(5,093)
Proceeds from exercises of stock options	766	1,504
Other financing activities	(1,650)	(1,248)
Net cash used in financing activities	(20,268)	(9,837)

Effect of exchange rate changes on cash and cash equivalents	(2,367)	1,266

Net decrease in cash and cash equivalents	(9,855)	(29,245)

Cash and Cash Equivalents at Beginning of Period	173,634	174,660
Cash and Cash Equivalents at End of Period	$ 163,779	$ 145,415
CONTACT: II-VI Incorporated
         Mary Jane Raymond, Chief Financial Officer
         (724) 352-4455